UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2017

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113
Las Vegas, NV 89118

(Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 20, 2017, DigiPath, Inc., a Nevada corporation (the “Company”), entered into a Master Joint Venture Agreement (the “Master Agreement”) with OC Testing LLC (“OC Testing”), to build additional cannabis testing labs. Pursuant to the Master Agreement:

●	Digipath and OC Testing may open cannabis testing labs from time to time, with Digipath to provide turnkey services and its industry expertise and OC Testing to provide the funding required to open such labs.

●	Digipath will be entitled to 20% of the cash flow generated by each such lab. In addition, Digipath will be reimbursed for its expenses during the construction phase of each testing lab, and once a lab begins operations, Digipath will be entitled to a monthly fee of 3.5% of gross revenues, which fee will increase to 7% of gross revenues once OC Testing has received distributions equal to its invested capital in such lab.

The foregoing is a summary of the terms of the Master Agreement, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of such agreement, which has been filed as an exhibit to this Current Report on Form 8-K.

Item 8.01 Other Events.

On February 22, 2017, the Company issued a press release announcing its entry into the Master Agreement. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit 10.1	Master Joint Venture Agreement, dated as of March 20, 2017, between Digipath, Inc. and OC Testing LLC

Exhibit 99.1	Press Release dated February 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date: February 23, 2017

By:	/s/ Todd Peterson
Todd Peterson
Chief Financial Officer

EXHIBIT INDEX

No.	Description

Exhibit 10.1	Master Joint Venture Agreement, dated as of March 20, 2017, between Digipath, Inc. and OC Testing LLC

Exhibit 99.1	Press Release dated February 22, 2017